Item 77I -- With respect to the Emerging Markets Debt Fund, the exchange privilege for the R5 Class was eliminated.  The Rule 18f-3 Plan reflecting this change was filed with the Securities and Exchange Commission on February 27, 2008 as Exhibit 99(N) to Post Effective Amendment No.69 for JPMorgan Trust I ; SEC Accession No. 0001145443-08-000477.